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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM 8-A

                     GENERAL FORM FOR REGISTRATION OF SECURITIES

                          Pursuant to Section 12(b) or (g) of
                          The Securities Exchange Act of 1934

                                      SCOOP, INC.
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                (exact name of registrant as specified in its charter)


           Delaware                                    33-0726608
-------------------------------          --------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

2540 Red Hill Avenue, Suite 100
        Santa Ana, California                              92705
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered
        -------------------                   ------------------------------
               None                                            None



Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, Par Value $.001 Per Share
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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.001 per share ("Common Stock") of Scoop, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Stock" in the preliminary prospectus dated October 30, 1996 included in its Registration Statement on Form SB-2 (No. 333-15129), as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, incorporated herein by reference.

Item 2.  EXHIBITS

         1.  Specimen of Certificate representing Registrant's Common Stock.

         2.  Certificate of Incorporation of Registrant.

         3.  Form of Bylaws of Registrant.


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                                  SIGNATURES


      Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 21, 1997                         SCOOP, INC.


                                               By:  /s/ DANIEL L. PELEKOUDAS
                                                    ---------------------------
                                                    Daniel L. Pelekoudas
                                                    Secretary


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EXHIBIT INDEX
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Exhibit No.           Description                          Page No.
-----------           -----------                          ---------
   1.          Specimen of Certificate Representing
               Registrant's Common Stock

   2.          Certificate of Incorporation of Registrant

   3.          Form of Bylaws of Registrant


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